                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SENTIGEN HOLDING CORP.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

November 15, 2002

Dear Stockholder,

     You are invited to attend the 2002 Annual Meeting to be held on Tuesday, December 17, 2002 at 10:30 a.m., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York.

     At the meeting you will be asked to elect six directors to our Board of Directors and to ratify our appointment of Deloitte & Touche LLP as our independent auditors. In addition, we will report on the affairs of Sentigen Holding Corp. and a discussion period will be provided for questions and comments of general interest to stockholders.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope.

                                          Cordially,

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          JOSEPH K. PAGANO
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sentigen Holding Corp. will be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York, on Tuesday, December 17, 2002 at 10:30 a.m., Eastern Time, for the following purposes:

          (1) To elect six directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

          (2) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002; and

          (3) To transact such other business as may properly come before the meeting, or any or all postponement(s) or adjournment(s) thereof.

     Only stockholders of record at the close of business on November 12, 2002 will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

     You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. You may revoke your proxy if you so desire at any time before it is voted.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          Joseph K. Pagano
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Phillipsburg, New Jersey
November 15, 2002

                             SENTIGEN HOLDING CORP.
                              580 MARSHALL STREET
                             PHILLIPSBURG, NJ 08865

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement and the enclosed form of Proxy are furnished in connection with solicitation of proxies by the Board of Directors of Sentigen Holding Corp. to be used at our Annual Meeting of Stockholders to be held on Tuesday, December 17, 2002 at 10:30 a.m., Eastern Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York, and any postponements or adjournments thereof. The matters to be considered at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters to come before the Annual Meeting.

     This Proxy Statement and the enclosed form of Proxy will be first sent or given to the stockholders on or about November 15, 2002. The solicitation of proxies in the enclosed form is made on our behalf and the cost of this solicitation is being paid by us. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of the common stock. Additional solicitation of proxies may be made by an independent proxy solicitation firm or other entity possessing the facilities to engage in such solicitation. If an independent entity is used for such solicitation, we will be required to pay such firm reasonable fees and reimburse expenses incurred by such firm in rendering of such solicitation services.

REVOCABILITY AND VOTING OF PROXY

     The proxy will be voted (or withheld from voting) in accordance with any specifications made. Where no specifications are indicated, the proxies will vote "FOR" the nominees for directors as described below under Proposal 1 and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof. A proxy may be revoked by giving notice to our Secretary in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

RECORD DATE AND VOTING RIGHTS

     Our Board of Directors has fixed the close of business on November 12, 2002, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. As of November 12, 2002, we had issued and outstanding 7,451,044 shares of common stock, our only class of voting securities outstanding. Each of our stockholders will be entitled to one vote for each share of common stock registered in his, her or its name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of common stock constitutes a quorum at the Annual Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to us but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker (broker non-votes).

     The election of the directors requires a plurality vote of those shares of common stock voted at the Annual Meeting with respect to the election of the directors. "Plurality" means that the individual who receives the largest number of votes cast "FOR" is elected as a director. Consequently, any shares of common stock not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor.

     All other matters to be voted on, including the ratification and appointment of Deloitte & Touche LLP, will be decided by the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of common stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 12, 2002, with respect to the common stock ownership of (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of our directors and executive officers as a group.

NAME AND ADDRESS(1)                                           NUMBER OF SHARES      PERCENT OF SHARES
OF BENEFICIAL OWNER                                         BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED
-------------------                                         ---------------------   ------------------
Joseph K. Pagano..........................................        1,493,450(3)             19.3%
Frederick R. Adler........................................          743,573(4)             10.0%
Samuel A. Rozzi...........................................          507,525                 6.8%
Thomas Livelli............................................          159,380(5)              2.1%
Robert A. Reinhart........................................           65,000                   *
Joel M. Pearlberg.........................................           35,000                   *
Gerald Greenwald..........................................           20,000(6)                *
Fredrick B. Rolff.........................................           21,000(7)                *
D.H. Blair Investment Banking Corp........................        1,134,859(8)             15.2%
All directors and executive officers as a group (eight
  persons)................................................        2,979,928(9)             38.5%

---------------

 *  Less than 1% of the outstanding common stock

(1) The address of each beneficial owner is c/o Sentigen Holding Corp. is 580 Marshall Street, Phillipsburg, NJ 08865.

(2) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes all outstanding shares of common stock owned by the holder plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Except as otherwise indicated, all of the shares of common stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(3) Includes (i) 25,000 shares of common stock held of record by the Joseph K. Pagano, Jr. Trust established for Mr. Pagano's son, and (ii) 317,000 shares of common stock issuable upon exercise of options. Excludes options to purchase up to 100,000 shares of common stock.

(4) These shares of common stock are held by the Frederick R. Adler Intangible Asset Management Trust of which Mr. Adler is the settlor and beneficiary. Does not include 1,124,859 shares of common stock over which Mr. Adler is trustee pursuant to a voting trust among us, D.H. Blair Investment Banking Corp. and Mr. Adler. The voting trust agreement provides that Mr. Adler will vote those shares in the same manner as the public, on a proportionate basis, excluding the votes of our officers, directors and greater than ten-percent stockholders. However, with respect to a vote or consent in connection with either a "Rule 13e-3 Transaction" (as defined in Rule 13e-3 promulgated under Securities Exchange Act of 1934) or a transaction in which stockholders are afforded appraisal rights under Section 262 of the Delaware General Corporation Law, Mr. Adler will vote these shares as directed D. H. Blair, or by the actual holders of the shares. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

(5) Includes 5,000 shares of common stock issuable upon exercise of options. Excludes options to purchase 20,000 shares of common stock.

(6) Represents 20,000 shares of common stock issuable upon the exercise of options.

(7) Includes 20,000 shares of common stock issuable upon exercise of options. Excludes options to purchase 30,000 shares of common stock.

(8) J. Morton Davis is the sole stockholder of D.H. Blair Investment Banking Corp. The amount reported includes 10,000 shares owned by Mr. Davis' wife of which Mr. Davis disclaims beneficial ownership. The information with respect to D.H. Blair Investment Banking Corp. and J. Morton Davis is based upon the
    Schedule 13G/A, dated May 23, 2001, filed by such persons with the Securities and Exchange Commission. All the shares beneficially owned by D.H. Blair Investment Banking Corp. have been placed in trust, pursuant to the trust agreement described in footnote 3. The voting trust agreement does not limit D. H. Blair's ability to make public sales of the shares in the open market pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to Rule 144 thereunder or to make private sales of the shares pursuant to Section 4(1) of the Securities Act of 1933, provided, however, that shares sold in private sales will continue to be subject to the voting trust agreement until certain conditions are met. In addition, D.H. Blair agreed that, during the term of the voting trust agreement, it will not acquire additional shares of our common stock or other securities convertible into our common stock. Mr. Adler disclaims beneficial ownership of all shares other than those held in his name.

(9) Includes 302,000 shares of common stock issuable upon the exercise of options. Excludes options to purchase 210,000 shares of common stock. Includes 65,000 shares of common stock held by Mr. Reinhart, our former Chief Financial Officer.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, six (6) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election of the nominees, who are also our current directors, listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, an eventuality that the Board of Directors have no reason to believe will occur, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to our Board of Directors that he has consented to be named and have indicated their intent to serve in his respective capacity as director or executive officer.

     Set forth below is certain information regarding the nominees for directors and our executive officers.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Executive Officers and Directors:
  Joseph K. Pagano....................  58    Chairman of the Board, Chief Executive
                                              Officer and President
  Thomas Livelli......................  49    Director, President and Chief
                                              Executive Officer of CMT
  Frederick R. Adler..................  74    Director
  Samuel A. Rozzi.....................  57    Director
  Joel M. Pearlberg...................  65    Director
  Gerald Greenwald....................  67    Director
Other Executive Officers:
  Fredrick B. Rolff...................  31    Chief Financial Officer
Key Employee:
  Kevin J. Lee, Ph.D. ................  39    Executive Vice President -- Research,
                                              Sentigen Corp.

     The principal occupation and business experience for at least the past five years for each director and executive officer is set forth below.

     Joseph K. Pagano has served as our President since June 1994. Mr. Pagano has also served as a Director since 1991, as Chairman of the Board since June 1996 and as Chief Financial Officer from June 1994 until July 1996. From 1991 until April 1999, we had engaged Mr. Pagano as a consultant, commencing an employment relationship thereafter. Mr. Pagano has been a private investor for more than the past five years. Mr. Pagano has been active in venture capital for over 20 years, with investments in a wide variety of industries, including, among others, computers, medical equipment, biotechnology, communications, retailing and outsourcing. He was a founding investor in Ribi Immunochem, one of the earliest biotechnology companies to go public and one of the first to focus on cancer vaccines. He participated in the early round financing of Amcell Cellular Communication, which was sold to Comcast. He was a founding investor of NMR of America, the first MRI center business to go public and was also a founding Shareholder and Director of Office Depot, the first office warehouse to go public.

     Thomas Livelli has been a Director since June 1998. He has been the President and Chief Executive Officer of CMT since May 1997. He was also President of CMT's predecessor companies from 1987 until May 1997. From January 1986 until July 1997, Mr. Livelli was a laboratory manager at the Howard Hughes Medical Institute at Columbia University. Prior to 1986, Mr. Livelli worked at Merck Research Laboratories and Cistron Biotechnology, directing their respective gene expression programs. While at Cistron, Mr. Livelli was a visiting scholar at Columbia University. Mr. Livelli maintains a part-time faculty appointment at Columbia University College of Physicians & Surgeons in the Department of Neurobiology and Behavior.

     Frederick R. Adler has been a Director since May 1996. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. Since January 1996, Mr. Adler has been of counsel to the law firm of Fulbright & Jaworski L.L.P. and was a senior partner in the firm for more than five years prior to that. Mr. Adler is a member of the Board of Managers of Memorial Sloan-Kettering Cancer Center (New York, NY), a member of the Dean's Advisory Board of the Harvard Law School (Cambridge, MA), and a Director of NARSAD (National Alliance for Research on Schizophrenia and Depression)

     Samuel A. Rozzi has been a Director since January 1997. He previously served as a Director from 1991 until June 1996. Mr. Rozzi has been the President of Corporate National Realty, Inc., a corporate real estate brokerage and services firm, since September 1988. Mr. Rozzi is the uncle of Fredrick B. Rolff.

     Joel M. Pearlberg has been a Director since February 2001. Mr. Pearlberg is General Partner of Steinhardt Partners, L.P., a private hedge fund he joined in January 1991. Mr. Pearlberg graduated from New York University with a B.S. in Accounting and is a Certified Public Accountant. In 1962, he joined the public accounting firm of Harry Goodkin & Co. where he rose to the position of Managing Partner. In April 1983, he started the firm of J.M. Pearlberg & Company, a public accounting firm specializing in investment partnerships, security taxation and tax planning for high net worth individuals. In April 1989, he joined HPB Associates, L.P., a private investment partnership as Controller.

     Gerald Greenwald has been a Director since June 2001. Mr. Greenwald recently founded Greenbriar Equity Group with Joel Beckman and Reginald Jones. Greenbriar Equity Group has formed a strategic alliance with Berkshire Partners to make private equity investments in the global transportation sector. Mr. Greenwald is presently Chairman Emeritus of UAL Corporation and United Airlines, its principal subsidiary. From 1994 until his retirement in July 1999, Mr. Greenwald was Chairman and Chief Executive Officer of United Airlines. Mr. Greenwald has also served as Managing Director of Dillon Read & Co., an investment banking company, and as President of Olympia & York Developments, Ltd., a real estate development company. His career started in the automobile industry at Ford Motor Company, where he worked in several positions including Controller, Director of Ford's operations in Europe and as President of Ford of Venezuela. Mr. Greenwald later was employed by Chrysler Corporation, where he worked in various positions, including Corporate Controller and Chief Financial Officer, before being promoted to Vice Chairman, where he shared full responsibility with the Chief Executive Officer for the operations of the company. Mr. Greenwald graduated cum laude from Princeton University's Woodrow Wilson School and received a masters degree in economics from Wayne State University. Mr. Greenwald is a member of the Board of Directors of Aetna, Inc. His term began in September 1993 and expires in April 2006. Mr. Greenwald is also a member of the Board of Directors of Calpine Corp. His term began in July 2001 and expires in July 2003.

     Fredrick B. Rolff has served as our Chief Financial Officer, Vice President and Treasurer since January 2001. Mr. Rolff joined our company in November 2000 as corporate controller. From April 1999 until November 2000, Mr. Rolff was Director, Financial Strategy for Rare Medium Group, Inc., an internet development and venture capital firm. From January 1998 until April 1999, Mr. Rolff attended Fordham University Graduate School of Business, where he earned an MBA in Finance. From September 1993 until January 1998, Mr. Rolff was employed by KPMG LLP where he provided audit and business advisory services to private and public companies in the financial services industry. Mr. Rolff holds a BS in Accounting from Villanova University, is a Certified Public Accountant and a candidate in the Chartered Financial Analyst program. Mr. Rolff is the nephew of Samuel A. Rozzi.

     Kevin J. Lee, PhD has served as the Executive Vice President -- Research for our wholly owned subsidiary, Sentigen Corp. since March 2000. Since 1985, Dr. Lee has been using molecular genetic techniques to study neurobiology in the fruit fly Drosophila melanogaster and the mouse at various universities including the University of California and the Massachusetts Institute of Technology. When working with Drs. Lily and Yuh Nung Jan at the University of California at San Francisco, he was involved in the cloning of the Shaker potassium channel gene. Dr. Lee was also a pioneer in the development of enhancer trapping, a technique that has had a profound impact on gene discovery and analysis in Drosophila. In subsequent work with Dr. Hermann Steller at MIT, he used these techniques to analyze the development of the visual system in the fruit fly. Dr. Lee is a graduate of the University of Michigan and MIT, Dr. Lee was a postdoctoral fellow and an Associate Research Scientist in the Center for Neurobiology and Behavior at Columbia University where he worked with Dr. Thomas Jessell. Dr. Lee was a National Science Foundation fellow at MIT and a Life Sciences Foundation Fellow of the Howard Hughes Medical Institute at Columbia University.

     Our Board of Directors are elected annually by our stockholders. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Our Board of Directors met on four occasions and acted by unanimous written consent twelve times during the fiscal year ended December 31, 2001.

VOTE REQUIRED

     Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. If you do not vote for a nominee, or you indicate "withholding authority" on your proxy card, your vote will not count either for or against the nominee. Also, if your broker does not vote on this proposal it will have no effect on the election.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     This section discusses certain direct and indirect relationships and transactions involving the Company and any director or executive officer.

  NOTES PAYABLE TO STOCKHOLDERS IN CONNECTION WITH THE CELL & MOLECULAR TECHNOLOGIES, INC. MERGER

     At the time of the merger with Cell & Molecular Technologies, there were loans outstanding from Cell & Molecular Technologies to six of its shareholders, in an aggregate principal amount of $500,000, as evidenced by promissory notes to each of the shareholders. Messrs. Pagano and Adler were among these shareholders and, at the time of the merger, held promissory notes in the principal amounts of $218,333 and $112,500, respectively. These notes bore interest at a rate of 5% and matured May 1, 2001. The stockholders informally agreed to extend the maturity date of these loans through September 1, 2001. On September 1, 2001 principal and interest on the loans were repaid in full.

  REIMBURSEMENTS TO MR. PAGANO

     The Board of Directors authorized reimbursement to Mr. Pagano for the cost of using a private aircraft when used in company business and justified by a valid business purpose, time savings, and or privacy reasons. Reimbursement for the use of the aircraft is limited to actual costs incurred. The Board of Directors also determined that reimbursement for use of the aircraft is not to exceed $120,000 for the calendar year ending December 31, 2002. The cost limitation does not include travel on commercial airlines. For the fiscal year ended December 31, 2001 reimbursements to Mr. Pagano for use of a private jet totaled $50,238.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent stockholders also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to it, and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2001, all our officers, directors and ten-percent stockholders complied with the
Section 16(a) reporting requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

     The committees of the Board of Directors include the Compensation Committee and the Audit Committee.

     Members of the Compensation Committee are Directors Adler (Chairman) and Pearlberg. The Compensation Committee acted by unanimous consent four times during the fiscal year ended December 31, 2001. The Compensation Committee has three primary responsibilities: (1) monitoring the Company's management resources, periodically evaluate management organizational structure, monitor management development and assist in the selection process for new management members as needed, as well as assess the performance of key executives; (2) reviewing and approving executive compensation and changes and (3) administering the 1990 Stock Option Plan and the 2000 Performance Equity Plan.

     Members of the Audit Committee are Directors Adler (Chairman), Pearlberg, and Greenwald. The Audit Committee met four times in the fiscal year ended December 31, 2001. The Audit Committee's primary responsibilities include the review of internal accounting procedures, consultation with the Company's independent public accountants and the review of the services provided by such independent public accountants.

AUDIT COMMITTEE REPORT

     The Audit Committee was established in April 2000 and is currently comprised of Frederick R. Adler (Chairman), Joel M. Pearlberg and Gerald Greenwald. The Audit Committee met four times in the fiscal year ended December 31, 2001.

     Each member of the Audit Committee is an "independent director" and is "financially literate" as defined under the recently adopted listing standards of the National Association of Securities Dealers. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Nasdaq's listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

     Pursuant to the Audit Committee's written charter, which was adopted on April 25, 2000, the Audit Committee's responsibilities include, among other things:

     - reviewing and reassessing the adequacy of their Charter annually and recommending any proposed changes to the board for approval;

     - reviewing the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect our financial statements;

     - reviewing an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

     - meeting periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures;

     - reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

     - recommending to the board the appointment of the independent auditor; and

     - reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

     Our Audit Committee has met and held discussions with management and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representations of management and the Report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2001.

                                          Frederick R. Adler
                                          Joel M. Pearlberg
                                          Gerald Greenwald

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash and non-cash compensation awarded by us to the President of the Company and each of the most highly compensated executive officers our executive officers who served during the fiscal year ended December 31, 2001 for services rendered to us.

                                                                    LONG TERM
                                                                  COMPENSATION:
                                                                   SECURITIES
                                                                   UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY       BONUS    OPTIONS/SARS(#)   COMPENSATION($)
---------------------------      ----     --------     -------   ---------------   ---------------
Joseph K. Pagano...............  2001     $161,500(1)       --            --           $ 5,800(4)
  President and Chairman of      2000       85,000(1)       --       200,000(2)             --
  The Board                      1999       51,495(1)       --       217,000(3)        $29,638(1)
Fredrick B. Rolff..............  2001     $ 99,100(5)  $ 5,750(6)          --          $ 3,500(9)
  Chief Financial Officer        2000       10,240(5)      324(7)      50,000(8)            --
Robert A. Reinhart.............  2001     $ 81,500(10)      --            --                --
  Former Chief Financial         2000      125,000     $ 2,591(7)          --               --
  Officer, Treasurer,            1999      128,887          --            --                --
  Secretary and Vice
  President -- Finance
Thomas Livelli.................  2001     $150,000     $20,000(11)      25,000(12)     $ 6,000(13)
  President and Chief            2000      135,000       2,591(7)          --               --
  Executive Officer of CMT       1999      151,885          --            --                --

---------------

 (1) Mr. Pagano, was elected as our President on June 15, 1994. Mr. Pagano received a consulting fee of $75,000 per annum plus reimbursement of documented expenses incurred on behalf of our company until May 1999, at which time he became an employee at a salary of $85,000 per annum. On March 1, 2001, Mr. Pagano's annual salary was increased to $175,000 per annum.

 (2) On September 15, 2000, we granted Mr. Pagano stock options to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share, of which options to purchase 66,000 shares of our common stock expire on September 15, 2005 and options to purchase 134,000 shares of our common stock expire on September 15, 2010. The options vest in four equal annual installments commencing on September 15, 2001.

 (3) On May 14, 1996, we granted Mr. Pagano stock options to purchase an aggregate of 217,000 shares of our common stock at $1.625 per share, which options were immediately exercisable upon grant. On April 30, 1999, we extended the expiration date of the options to April 30, 2004.

 (4) On November 1, 2001, Mr. Pagano was granted a $500 per month car allowance. On May 1, 2002 the Company purchased a monthly parking space for Mr. Pagano's car in New York, NY for $600 per month.

 (5) Mr. Rolff joined our company on November 13, 2000 at an annual salary of $75,000. On May 25, 2001, Mr. Rolff's salary was increased to $115,000 per annum.

 (6) The employees of CMT and the Chief Financial Officer of our company were paid a bonus based on 5% of the respective individual's annual salary rate. Each individual's bonus was prorated for months of service for the year ended December 31, 2001.

 (7) Management of CMT and the Chief Financial Officer of our company was paid a bonus based on CMT's pre-tax income for the year ended December 31, 2000. Each individual's bonus was prorated for months of service for the year ended December 31, 2000.

 (8) On December 20, 2000, Mr. Rolff was granted options to purchase 50,000 shares of our common stock at $6.25 per share. The options vest in five equal annual installments commencing on December 20, 2001 and expire on December 20, 2010.

 (9) Effective June 1, 2001, Mr. Rolff was granted a $500 per month car allowance.

(10) See the section entitled "Employment Agreements" for the details of our separation and consulting agreement with Mr. Reinhart.

(11) Reflects Mr. Livelli's guaranteed annual bonus per his employment agreement dated May 23, 2001.

(12) On May 23, 2001, we granted Mr. Livelli stock options to purchase 25,000 shares of our common stock at $9.00 per share, which expire on May 22, 2011. The options vest in five equal annual installments commencing on January 1, 2002.

(13) Reflects Mr. Livelli's $500 per month car allowance.

     The following table represents the stock options granted in the fiscal year ended December 31, 2001 to our executive officers identified in the Summary Compensation table above.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                               NUMBER OF    PERCENT OF TOTAL                                 STOCK PRICE
                               SECURITIES   OPTIONS GRANTED                               APPRECIATION FOR
                               UNDERLYING     TO EMPLOYEES     EXERCISE                    OPTION TERM($)
                                OPTIONS        DURING THE      PRICE PER   EXPIRATION   ---------------------
NAME OF EXECUTIVE              GRANTED(#)    FISCAL YEAR(%)    SHARE($)       DATE       5%(1)       10%(1)
-----------------              ----------   ----------------   ---------   ----------   -------     ---------
Thomas Livelli...............    25,000            11%           $9.00      5/22/11        $0        $83,007

---------------

(1) The above information concerning five percent and ten percent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options. The closing price of our common stock on December 31, 2001 was $4.75 per share.

     The following table sets forth the fiscal year end option values of outstanding options at December 31, 2001 and the dollar value of unexercised, in-the-money options for our executive officers identified in the Summary Compensation table above.

                  AGGREGATE OPTION EXERCISES LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                              NUMBER OF SECURITIES                DOLLAR VALUE OF
                             UNDERLYING UNEXERCISED                 UNEXERCISED           OPTIONS EXERCISED DURING
                                   OPTIONS AT                 IN-THE-MONEY OPTIONS AT          THE YEAR ENDED
                               DECEMBER 31, 2001:              DECEMBER 31, 2001(1):          DECEMBER 31, 2001
                        ---------------------------------   ---------------------------   -------------------------
NAME                    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE   UNEXERCISABLE   EXERCISED(#)    VALUE(3)
----                    --------------   ----------------   -----------   -------------   -------------   ---------
Joseph K. Pagano......     267,000(2)        150,000         $678,125          $--               --             --
Frederick B. Rolff....      10,000            40,000         $     --          $--               --             --
Thomas Livelli........          --            25,000         $     --          $--               --             --
Robert A. Reinhart....          --                --         $     --          $--           65,000       $278,750

---------------

(1) These values are based on the difference between the closing sale price of our common stock on December 31, 2001 of $4.75 and the exercise prices of the options, multiplied by the number of shares of common stock subject to the options.

(2) Includes (a) 217,000 stock options granted by the board of directors as of May 14, 1996 under our 1990 Stock Option Plan having an exercise price of $1.625 per share, which options are currently exercisable and, as amended, expire April 30, 2004 and (b) 50,000 stock options granted by the board of directors as of September 15, 2000 under our 2000 Performance Equity Plan having an exercise price of $9.00 per share. These options were part of an aggregate grant of 200,000 options at $9.00 per share, of which options to purchase 66,000 shares of our common stock expire on September 15, 2005 and options to purchase 134,000 shares of our common stock expire on September 15, 2010. The options vest in four equal annual installments commencing on September 15, 2001.

(3) These values are based on the difference between the closing sale price of our common stock on the dates of exercise and the exercise price of the options, multiplied by the number of options exercised.

DIRECTOR COMPENSATION

     Directors receive no cash compensation for serving on the Board of Directors or for attending Board or Committee meetings (if any). We reimburse directors for out-of-pocket expenses incurred in connection with attending board meetings. Non-employee directors are eligible to be granted non-qualified stock options under our 2000 Performance Equity Plan. Nonqualified stock options may be exercised for up to 10 years from the date of grant at such exercise prices as the Board of Directors may determine.

EMPLOYMENT AGREEMENTS

     On May 24, 1999, we entered into an employment agreement with Joseph K. Pagano to serve as our president, replacing the consulting agreement that we had with Mr. Pagano. The agreement was for an initial term of one year. Mr. Pagano is currently serving under an automatic renewal provision in his employment agreement, which provides for one year extensions upon the expiration of each one year term if no notice is given by us or Mr. Pagano that such party desires not to extend the employment agreement. The employment agreement provides for an annual base compensation of $85,000. In connection with the employment agreement, the termination date of 217,000 options previously granted to Mr. Pagano under the 1990 Plan were extended an additional three years to April 30, 2004. On September 15, 2000, we granted Mr. Pagano stock options to purchase an aggregate of 200,000 shares of our common stock at $9.00 per share, of which options to purchase 66,000 shares of our common stock expire on September 15, 2005 and options to purchase 134,000 shares of our common stock expire on September 15, 2010. The options vest in four equal annual installments commencing on September 15, 2001. In March 2001, we increased Mr. Pagano's annual base compensation to $175,000.

     In connection with the merger of CMT, we assumed the employment agreement with Thomas Livelli, pursuant to which Mr. Livelli served as President and Chief Executive Officer of CMT through May 22, 2001. As of May 23, 2001, we entered into a new employment agreement with Mr. Livelli to serve in the same capacity until the earlier of May 22, 2006 or the two year anniversary of "a change in control" (as such term is defined in the employment agreement). The employment agreement provides for an annual base compensation of $150,000, with automatic cost of living adjustments on each one year anniversary of the agreement. Mr. Livelli is also entitled to participate in CMT's bonus plan, which is based on CMT's net profits and allocated each year by the Board of Directors. Mr. Livelli's agreement provides that his bonus shall be at least $20,000 for each full fiscal year of employment. If such bonus payment exceeds Mr. Livelli's allocated bonus under the plan, the excess shall be credited against any future allocated bonuses in excess of $20,000. The employment agreement provides for Mr. Livelli's employment on a full-time basis and contains a provision that the employee will not compete with us during the term of the employment agreement and for a period of two years thereafter. Pursuant to the employment agreement, we granted Mr. Livelli stock options to purchase 25,000 shares of our common stock at $9.00 per share, which options expire on May 22, 2011. The options vest in five equal annual installments commencing on January 1, 2002. On August 15, 2002 we amended the employment agreement with Mr. Livelli to provide for an annual salary of $165,000 (effective as of August 1, 2002).

     On June 25, 2001, in connection with the resignation of our former Chief Financial Officer, Robert A. Reinhart, we entered into a separation agreement and a consulting agreement with Mr. Reinhart. Pursuant to the agreements, we agreed to pay Mr. Reinhart $10,416 per month from January 20, 2001 through July 19, 2001 and $2,500 per month from July 20, 2001 through July 19, 2002. We also agreed to pay his medical and dental benefits until July 19, 2001.

STOCK OPTION PLANS

     We have a 1990 Stock Option Plan and a 2000 Performance Equity Plan. We are no longer able to grant options under the 1990 plan. The 2000 plan provides for grants of options to purchase up to 2,000,000 shares of common stock. Under the 2000 plan, we may grant options to employees, directors, consultants, agents and other persons that we deem to be valuable to our company or any of our subsidiaries. The 2000 plan permits our board of directors or a stock option committee to issue incentive stock options, as defined in Section 422 of the Internal Revenue Code, and stock options that do not conform to the requirements of that Code section. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of our outstanding stock or that of any of our subsidiaries within the meaning of Code Section 422, the exercise price may not be less than 110% of the fair market value. The exercise price of each non-incentive stock option also may not be less than 100% of the fair market value of the common stock at the time of grant.

     Options that have been granted under the 1990 Plan may not be exercised prior to the first anniversary, or on or after the tenth anniversary, or fifth anniversary in the case of an incentive stock option granted to a 10% stockholder, of their grant. These options may not be transferred during the lifetime of the option holder.

     Under the 2000 Plan, the board of directors may award stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards in addition to stock options. The 2000 Plan is administered by the board of directors and may be administered by a committee chosen by the board of directors. Subject to the provisions of the plans, the board of directors or the committee have the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Under the 2000 Plan, no more than 200,000 shares in the aggregate may be granted to any one holder in any one calendar year.

     At December 31, 2001, options to purchase an aggregate of 305,450 and 1,051,800 shares of our common stock were outstanding under the 1990 Plan and 2000 Plan, respectively.

     We have also granted from time to time non-plan options and warrants to certain officers, employees and consultants. Non-plan options and warrants to purchase an aggregate of 312,810 shares of our common stock were outstanding at December 31, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is comprised of Frederick R. Adler and Joel Pearlberg. Neither of these individuals served as officers of ours or of our subsidiaries.

     At the time of the CMT Merger, there were loans outstanding from CMT to six of its shareholders, in the aggregate principal amount of $500,000, as evidenced by promissory notes from CMT to each such shareholder. Mr. Adler was among these shareholders and, at the time of the CMT Merger, held a promissory note in the principal amount of $112,500. The promissory note bears 5% simple interest, payable at maturity, and had an original due date of July 14, 2002. As a result of the CMT merger, the above loans' maturity dates were accelerated to May 1, 2000. During 1999, the stockholders agreed to extend the above loans' maturity date to May 1, 2001. In July 2001, the stockholders agreed to extend the maturity date of the loans until September 1, 2001 under the existing terms of the loans. On September 1, 2001 CMT repaid principal and interest of $603,125 to retire the loans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the Committee), consisting entirely of non-employee directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Company's basic compensation program for executive officers currently consists of the following elements: annual payments of salary, bonuses and grants of stock options. All future stock option grants will be made under the 2000 Performance Equity Plan.

     As described below, each element of the Company's executive compensation program has a somewhat different purpose. The Committee believes that its principal responsibility is to incentivize and reward executive performance that will lead to long-term enhancement of stockholder value. Therefore, all of the Committee's judgments regarding executive compensation last year were primarily based upon the Committee's assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value rather than upon rigid guidelines or formulas.

     Key factors affecting the Committee's judgments included the nature and scope of the executive officers' responsibilities, and their effectiveness in leading the Company's initiatives to increase value to our customers, productivity and growth, and creating a culture of integrity and compliance with applicable law. The Committee also considered the compensation practices and performances of other companies that are most likely to compete with the Company for the services of executive officers.

     Salary payments in 2001 were made to compensate ongoing performance throughout the year. Bonuses, if any, in a given year are based upon the Committee's determination that the Company's financial results had exceeded performance goals previously established by the Committee and upon its judgment regarding the significance of each executive officer's contributions during a particular year. We established a bonus pool for the year ended December 31, 2001, totaling no more than 5% of the base salary for certain officers and employees of Cell & Molecular Technologies. During the year ended December 31, 2001, total bonus compensation paid to the two executive officers of Cell & Molecular Technologies, Inc. and the Chief Financial Officer totaled $40,750.

     The Committee's decisions concerning the specific 2001 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. As noted above, in all cases the Committee's specific decisions involving 2001 executive officer compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

     Joseph K. Pagano, who served as our president during the year ended December 31, 2001, was paid a base salary of $175,000. We granted options to purchase 25,000 shares of our common stock to Thomas Livelli during the fiscal year ended December 31, 2001.

                                          Frederick R. Adler
                                          Joel M. Pearlberg

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return of our common stock from May 28, 1996 through May 31, 1998, the subsequent seven month stub period ended December 31, 1998 reflecting the adoption by us of a calendar fiscal year in connection with the merger of Cell & Molecular Technologies, and from January 1, 1999 through December 31, 2001 with the cumulative total return of companies comprising the Nasdaq Market Index and a Market Capitalization Peer Group Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on such securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     Market Capitalization Peer Group Index represents companies with market capitalization similar to ours and consists of the following companies: ASTA Funding Inc., Disc, Inc., Guardian Technologies International, Inc., Harvey Electronics, Inc., J2 Communications, Kyzen Corporation Class A, MPSI Systems Inc., Olympic Cascade Financial Corporation, Premier Concepts Inc. and Thermacell Technologies, Inc. Our management believes that a comparison to a peer group of companies on any published industry or line-of-business bases would be inaccurate and misleading in light of the merger of Cell & Molecular Technologies and the diversity of our business operations over the past five years. Hollywood Productions Inc., which was included as part of our peer group for our 1999 proxy statement, is not included in this peer group for purposes of this graph due to a change in that company's business.

                COMPARISON OF 67 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG SENTIGEN HOLDING CORP.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------
                       5/31/1996   5/30/1997   5/29/1998   12/31/1998   12/31/1999   12/31/2000   12/31/2001
------------------------------------------------------------------------------------------------------------
 Sentigen Holding
  Corp.                  100.00       22.11       22.63        8.42        16.84        54.74        40.00
 Nasdaq Stock Market
  (U.S.)                 100.00      112.66      142.87      179.21       332.37       200.07       158.75
 Peer Group              100.00       48.61       33.04       20.41        50.02        28.49        45.19

             PROPOSAL NO. 2 -- APPOINTMENT OF INDEPENDENT AUDITORS

     Stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2002. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2001. A representative from Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders. Our engagement of Deloitte & Touche LLP as our independent auditors was approved on April 16, 2001.

     On April 16, 2001, we dismissed Raich Ende Malter & Co. LLP as our independent accountants. Our Audit Committee participated in and approved the decision to change our independent accountants. Raich Ende's reports on our financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion and did not contain any modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits for those years and its review of our unaudited financial statements through April 16, 2001, there were no disagreements with Raich Ende on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Raich Ende would have caused them to make reference to the subject matter of the disagreement in connection with its report on our financial statements. During the two most recent fiscal years and through April 16, 2001, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v) promulgated by the Securities and Exchange Commission. A copy of Raich Ende's letter stating that it agreed with the foregoing statements was filed with the Securities and Exchange Commission on April 19, 2001.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year totaled approximately $48,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2001, there were no fees billed for professional services for information technology services relating to financial information systems design and implementation.

ALL OTHER FEES

     Deloitte & Touche LLP prepared our tax returns for the fiscal year ended December 31, 2001, such fees totaled $28,000. There were no other fees billed for professional services by Deloitte & Touche LLP.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP. If you do not vote for this proposal or you indicate "abstain" on your proxy card, your vote will not count either for or against this proposal. Also, if your broker does not vote on this proposal it will have no effect on the votes cast regarding this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN BEST INTERESTS OF SENTIGEN HOLDING CORP. AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2003 or to be eligible for inclusion in our proxy statement for such meeting, such stockholder proposals must be received by us at our principal executive offices in Phillipsburg, New Jersey, by April 15, 2003. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2003 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Phillipsburg, New Jersey, not later than June 29, 2003.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH K. PAGANO
                                          --------------------------------------
                                          Joseph K. Pagano,
                                          Chairman of the Board, Chief Executive
                                          Officer
                                          and President

Phillipsburg, New Jersey
November 15, 2002

                                 ANNUAL REPORT

     A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to:

                             Sentigen Holding Corp.
                              580 Marshall Street
                             Phillipsburg, NJ 08865

                             SENTIGEN HOLDING CORP.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 17, 2002

     The undersigned, a stockholder(s) of SENTIGEN HOLDING CORP., a Delaware corporation ("Company"), hereby appoints Joseph K. Pagano and Fredrick Rolff, or either of them, with full power of substitution and to act without the other, as the true and lawful proxies and attorneys-in-fact of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 17, 2002, and at any and all adjournments or postponements thereof.

     This Proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this Proxy will be voted FOR all of the following proposals.

                  (Continued and to be signed on reverse side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                             SENTIGEN HOLDING CORP.

                               DECEMBER 17, 2002




                                   ____
  _____                           |                              |
  |   | Please mark your          |                              |
A | X | votes as indicated        |                              |______
  |   | in this example.
  -----


         FOR all nominees           WITHHOLD
         listed at right            AUTHORITY to vote
         (except as indicated       for all the nominees
         to the contrary below)     listed at right
                 ____                    ____                                                                 FOR    AGAINST ABSTAIN
 (1) ELECTION   |    |                  |    |  Nominees:                                                     ____     ____    ____
     OF         |    |                  |    |  Joseph K. Pagano    (2) PROPOSAL TO RATIFY THE APPOINTMENT   |    |   |    |  |    |
     DIRECTORS  |____|                  |____|  Thomas Livelli          OF DELOITTE & TOUCHE LLP             |    |   |    |  |    |
                                                Frederick R. Adler                                           |____|   |____|  |____|
 INSTRUCTIONS: To withhold authority to vote    Samuel A. Rozzi
 for any individual nominee's name in the       Joel M. Pearlberg   (3) in their discretion, the proxies are authorized to vote upon
 space below.                                   Gerald Greenwald        such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

____________________________________________                        Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. If no instruction is indicated, this proxy will be voted for all listed Nominees for directors and for Proposal 2.

 Signature of Shareholder ______________________________ Signature if held jointly ____________________ Dated _________________ 2002

NOTE: Please sign exactly as name(s) appear hereon. When shares are held by two or more persons, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership, association, etc., please sign in full entity name by an authorized person, giving full title or authority.

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